EXHIBIT 10.1

September 12, 2011

Mr. Glenn H. Gopman
Chairman of the Compensation Committee
and
Mr. Frederick E. Purches
Chairman of the Board & CEO
Parlux Fragrances, Inc.
5900 N. Andrews Avenue, Suite 500
Ft. Lauderdale, Florida 33309

Reference – Executive Employment Agreement dated as of June 5, 2009 and amended on March 31, 2011, between Parlux Fragrances, Inc. (the “Company”) and Frank A. Buttacavoli (the “Agreement”)

Dear Glenn and Fred:

As a follow up to our recent conversations and in accordance with Section 2 of the Agreement, I am expressing my desire to extend the term of the Agreement for the first one year (April 1, 2012 through March 31, 2013) period.  I understand that there will be no additional options granted as part of this extension and all other terms and conditions of the Agreement will remain unchanged.

I appreciate the opportunity to continue being an integral part of the executive management team.

Sincerely,

/s/ Frank Buttacavoli

Frank A. Buttacavoli
Executive Vice President / C.O.O.

Acknowledgement:

The undersigned have received the above request and agree to extend the Agreement, under the terms and conditions outlined above, for the additional one year period through March 31, 2013.

/s/ Glenn H. Gopman	/s/ Frederick E. Purches

Mr. Glenn H. Gopman	Mr. Frederick E. Purches
Chairman, Compensation Committee	Chairman of the Board & CEO